UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

August 13, 2025

Date of Report (Date of Earliest Event Reported)

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2025, the Board of Directors (the “Board”) of Mallinckrodt plc (the “Company”) adopted the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan (the “Plan”) for the issuance of equity awards to employees, directors and consultants.

The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted units (“RSUs”), deferred stock units and other stock-based awards, any of which may provide that vesting in such award is subject to the attainment or performance measures over a specified performance cycle. The Plan has a ten-year term and generally will be administered by the Human Resources and Compensation Committee of the Board. The Board reserved an aggregate of 5,771,538 ordinary shares of the Company (the “Ordinary Shares”) (subject to adjustment in accordance with the terms of the Plan), which is expected to be a number of Ordinary Shares sufficient for equity awards to be granted over several years.

The Board also approved (a) a form of restricted unit award (the “Form of CEO RSU Award”) for the Company’s Chief Executive Officer for the equity inducement award (“Inducement RSU Award”) that Mr. Olafsson is entitled to receive pursuant to the terms of his previously disclosed Third Amended and Restated Employment Agreement, dated July 7, 2025, (b) a form of restricted unit award (the “Form of Executive RSU Award”) for RSUs to be granted to executives under the Plan, and (c) a form of restricted unit award for RSUs granted to non-employee directors under the Plan.

The Form of CEO RSU Award provides that, in the event of Mr. Olafsson’s termination of employment as a result of death or disability, or by the Company without Cause or by Mr. Olafsson for Good Reason (each as defined in the Plan) other than in connection with a Change in Control (as defined in the Plan), the unvested portion of the award will vest in full, subject, in the case of Mr. Olafsson’s termination of employment without Cause or for Good Reason, to Mr. Olafsson signing and not revoking a release of claims. In the event of a termination by the Company without Cause or by Mr. Olafsson for Good Reason in connection a Change in Control, the unvested portion of award will become fully vested and payable.

The Form of Executive RSU Award provides that in the event of an executive’s termination of employment by the Company without Cause or by the executive for Good Reason (each as defined in the Plan) other than in connection with a Change in Control (as defined in the Plan), the unvested portion of the executive’s award will vest pro-rata based on the date of termination, subject to the executive signing and not revoking a release of claims. In the event of the executive’s termination of employment as a result of death or disability, the unvested portion of the executive’s award will vest in full. The Form of Executive RSU Award further provides that in the event of a Change in Control, awards that are not assumed or substituted will become fully vested and payable. If the executive experiences a Change in Control Termination (as defined in the executive’s employment agreement), then the unvested portion of the executive’s award will become fully vested and payable.

Awards granted to executives under the Plan are subject to forfeiture and recoupment upon a termination of the executive for Cause or the executive’s engagement in certain significant misconduct under the terms of the Company’s recoupment policy.

The foregoing description of the Plan, the Form of CEO RSU Award and the Form of Executive RSU Award is qualified in its entirety by references to the terms and conditions of the Plan, the Form of CEO RSU Award and the Form of Executive RSU Award, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The form of restricted unit award for non-employee directors is attached to this Current Report on Form 8-K as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed August 14, 2025).
10.2	Form of Restricted Unit Award for the CEO Inducement Award under the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan.
10.3	Form of Restricted Unit Award for Executives under the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan.
10.4	Form of Restricted Unit Award for Directors under the Mallinckrodt Pharmaceuticals 2025 Stock and Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

Date: August 14, 2025	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary